EXHIBIT 99.1
                                                                    ------------



                                  CARNIVAL PLC
                  (FORMERLY KNOWN AS P&O PRINCESS CRUISES PLC)
       (INCORPORATED IN ENGLAND AND WALES WITH LIMITED LIABILITY UNDER THE
                 COMPANIES ACT 1985, REGISTERED NUMBER 4039524)
                                 (the "COMPANY")


                               NOTICE OF AMENDMENT

                             of the holders of those

                        $284,750,000 7.30% NOTES DUE 2007
                  (CUSIP No. 693070AC8; ISIN No. US693070AC86)

                                     - and -

                     $192,000,000 7.875% DEBENTURES DUE 2027
                  (CUSIP No. 693070AD6 ; ISIN No. US693070AD69)

                      of the Company presently outstanding
                               (the "SECURITIES")

NOTICE IS HEREBY GIVEN by the Company that on 15 July, 2003, having received the requisite consents of the holders of the Securities, the indenture governing the terms of the Securities (the "INDENTURE") was amended and Carnival Corporation guaranteed the Company's monetary obligations under the Indenture on an unsubordinated, unsecured basis (the "GUARANTEE"). The amendments to the Indenture reflect the implementation on 17 April, 2003 of the dual listed company structure between Carnival Corporation and the Company and the issuance of the Guarantee by Carnival Corporation.

For additional information regarding the terms of the Securities, as amended, and the Guarantee, please refer to the prospectus dated 16 June, 2003 relating to the consent solicitation. A copy of the prospectus, which is contained in the Company's and Carnival Corporation's joint registration statement on Form S-4, is available at the Document Viewing Facility of the Financial Services Authority at 25 The North Colonnade, London E14 5HS (Telephone: +44 (0) 20 7066
1000).


This Notice is given by:
CARNIVAL PLC
5 Gainsford Street, London, SE1 2NE

Dated:  17 July, 2003